Exhibit 10.39

Fixed Asset Loan Contract

Contract No.: J.H.S. FCGZGDHT2020001

Borrower (Party A): Hefei Photronics Co., Ltd.

Domicile: R1606, Building F3, Innovative Industrial Park Phase II, No.2800, Chuangxin Avenue, High- tech Development District, Hefei

Postal code: 230000

Legal representative (person in charge): Peter Scott Kirlin

Fax:	Tel: 0551-65126615

Lender (Party B): China Construction Bank Corporation Hefei Shushan Branch

Domicile: Liyuan Building E, No.398, Huanhu Road East, Shushan District, Hefei City

Postal code: 230011

Person in charge: Shi Tao

Fax:	Tel: 0551-65816387	[seal; text cut off]

[seal; text cut off]

Whereas, Party A applies for a loan to Party B for the construction of “Hefei Photronics Co., Ltd., 10.5 generation plant new project,” Party B agrees to issue the loan to Party A. In accordance with the relevant regulations and rules, Party A and Party B consent to execute and abide by the following contract through negotiation and consultation.

Article 1. Amount of borrowing

The amount that Party A borrows from Party B is RMB (in words) two hundred million.

Article 2. Purpose of the loan and source of repayment

Party A shall use the loan for fixed asset investment; without the written consent of Party B, Party A may not alter the purpose of the loan.

See attachment 1, “Basic information about the project and loan,” for information about the real estate invested with the loan hereunder (hereinafter referred to as “project) and specific purpose of the loan, and source of repayment.

Article 3 Period of loan

The period of loan agreed herein is six years, from October 1, 2020, to September 30, 2026.

In case of any inconsistency between the starting date of the loan period hereunder and the loan transfer voucher (receipt of borrowing, same hereunder), the actual date of loaning indicated on the loan transfer voucher for the first-time issuance shall prevail, and the expiry date of the loan agreed in paragraph 1 hereof shall be adjusted accordingly.

The loan transfer voucher is a part of the contract hereof, and has equal legal effects to this contract.

Article 4. Loan interest rate, penalty interest rate and interest calculation and settlement

1.	Loan interest rate

The loan interest rate hereunder is an annual interest rate, subject to type (4):

(1) Fixed interest rate, namely blank %, which remains unchanged during the period of loan;

(2) Fixed interest rate, namely LPR interest rate blank (select “plus” or “minus”) base point (1 base point= 0.01%, accurate to 0.01 base point), which remains unchanged during the period of loan;

(3) Fixed interest rate, namely value date benchmark interest rate blank (select “up” or “down”) by blank %, which remains unchanged during the period of loan;

(4) Floating interest rate, namely LPR minus (select “plus” or “minus”) 45 base points (1 base point= 0.01%, accurate to 0.01 base point); the LPR for the current working day and the above plus/minus base points shall be adjusted based on the interest rate once every twelve months from the value date to the day of full repayment of the principal and interest hereunder. The day for interest adjustment is the corresponding day of the value date in the current month of adjustment; if there is no corresponding day of the value date, the last day of the current month shall be deemed as the day for interest adjustment.

(5) Floating interest rate, namely value date benchmark interest rate blank (select “up” or “down”) by blank %; the benchmark interest rate of the current working day and the above increase/decrease percentage shall be adjusted based on the interest rate once every blank months from the value date to the day of full repayment of the principal and interest hereunder. The day for interest adjustment is the corresponding day of the value date in the current month of adjustment; if there is no corresponding day of the value date, the last day of the current month shall be deemed as the day for interest adjustment.

(6) Blank

2.	Penalty interest rate

(1) If Party A fails to use the loan in line with the purpose stated herein, the penalty interest rate equals to loan interest rate plus 100%; if the loan interest rate is adjusted in accordance with the paragraph 1 (4) or (5) of the article hereof, the penalty interest rate shall be adjusted accordingly in light of the adjusted loan interest rate and said degree of increase hereunder.

(2) The penalty interest rate for loan delinquency hereunder is the loan interest rate plus 50%; if the loan interest rate is adjusted in accordance with the paragraph 1 (4) or (5) of the article hereof, the penalty interest rate shall be adjusted accordingly in light of the adjusted loan interest rate and said degree of increase hereunder.

(3) The penalty interest and compound interest shall be calculated according to the severer circumstance of the loan delinquency or misappropriation if they have occurred at the same time.

3.    The value date hereof refers to the date when the loan issued for the first time hereunder is transferred to the loan account designated in Article 6 of this contract (hereinafter referred to as “loan account”). The LPR hereunder is determined in line with item (4):

(1)  For the initial issuance of loan under this contract, the LPR refers to the one-year lending market- quoted interest rate (1Y LPR) of the national inter-bank borrowing center on the previous working date prior to the effective date of this contract; if the loan interest rate is adjusted according the aforementioned provisions, LPR interest rate is the one-year lending market-quoted interest rate (1Y LPR) of the national inter-bank borrowing center on the previous working day of the day of adjustment.

(2)  For the initial issuance of loan under this contract, the LPR refers to the one-year lending market- quoted interest rate (1Y LPR) of the national inter-bank borrowing center on the previous working day prior to the value date; if the loan interest rate is adjusted according the aforementioned provisions, LPR interest rate is the one-year lending market-quoted interest rate (1Y LPR) of the national inter-bank borrowing center on the previous working day of the day of adjustment.

(3)  For the initial issuance of loan under this contract, the LPR refers to the market-quoted interest rate for five-year or above loans (5Y LPR) of the national inter-bank borrowing center on the previous working day prior to the effective date of this contract; if the loan interest rate is adjusted according the aforementioned provisions, LPR interest rate is the market-quoted interest rate for five-year or above loans (5Y LPR) of the national inter-bank borrowing center on the previous working day of the day of adjustment.

(4)  For the initial issuance of loan under this contract, the LPR refers to the market-quoted interest rate for five-year or above loans (5Y LPR) of the national inter-bank borrowing center on the previous working day prior to the value date; if the loan interest rate is adjusted according the aforementioned provisions, LPR interest rate is the market-quoted interest rate for five-year or above loans (5Y LPR) of the national inter-bank borrowing center on the previous working day of the day of adjustment.

Upon the first issuance of loan hereunder, the benchmark interest rate refers to the loan interest rate announced by the People’s Bank of China for the current period and for the same grade; thereafter, if the loan interest rate is adjusted as agreed above, the benchmark interest rate refers to the loan interest rate announced by the People’s Bank of China for the current period and for the same grade on the day of adjustment; if the People’s Bank of China no longer announces the interest rate for the current period and for the same grade, the benchmark interest rate denotes the loan interest rate for the current period and for the same grade recognized by the interbank or accepted generally on the day of adjustment, or the alternative interest rate designated by the People’s Bank of China, unless otherwise stipulated by both parties.

4.    The loan interest shall accrue from the day when the loan is transferred to the loan account. The loan interest hereunder is calculated on a daily basis, with the daily interest rate equal to the annual interest rate/360. If Party A fails to pay the interest in line with the day of interest settlement agreed in the contract, compound interests would be charged from the next day.

5.	Interest settlement

(1) For loan subject to the fixed interest rate, the interest shall be calculated in line with the agreed interest rate at the time of interest settlement. Regarding the loan subject to the floating interest rate, the interest shall be calculated in line with the interest rate determined for each floating period; In case of multiple interest rate floats during the single interest settlement period, the interest for each floating period shall be calculated first, and the interest for each float period shall be added up on the day of interest settlement to work out the interest for the current interest settlement period.

(2) The interest of the loan hereunder shall be settled in line with method 2:

1.	Monthly settlement, on the 20th day of each month;

2.	Quarterly settlement, on the 20th day of the last month of each quarter;

3.	Blank

Article 5. Issuance and payment of the loan

1.    Preconditions for issuance of the loan

Unless waived by Party B in whole or in part, only when the following conditions are satisfied continuously is Party B liable to issue the loan:

1.    Party A has properly completed the approval, registration, delivery, insurance and other statutory procedures related to the loan hereunder;

2.    If a guarantee is created for this contract, the guarantee in conformity with the requirements of Party B has become and would remain effective;

3.    Party A has opened an account for withdrawal and repayment in line with the requirements of Party B.

4.    Party A does not have any of the default matters agreed in this contract, or any circumstance that may endanger the safety of Party B’s creditor rights as agreed herein;

5.    Laws, regulations or competent departments do not prohibit or restrict Party B from issuing the loan hereunder;

6.    The capital of the same proportion to the loan to be issued has been in place in full, and the actual progress of the project corresponds to the amount already invested;

7.    The major financial indicators of Party A continuously satisfy the requirements of Attachment 2, “Restrictive terms on financial indicators”;

8.    If the payment (disbursement) of a single installment satisfies any of following circumstances, Party A shall provide relevant materials to Party B prior to the issuance of the loan:

(1)  The amount of a single installment paid (disbursed) exceeds 5% of the total investment of the project;

(2)  The amount of a single installment paid (disbursed) exceeds RMB 5 million;

(3)  Blank;

(4)  Blank.

Under any of the above circumstances, Party A shall provide the following materials to Party B:

(1)  Loan transfer voucher sealed by Party A and payment settlement voucher sealed by Party A;

(2)  Proof that the capital has been in place and about the circumstances of use (such as certificate about registered capital, statement of the capital account, invoice for use of the capital, payment voucher);

(3)  Transaction materials related to said payment (including but not limited to commodity/labor contract or invoice, and other transaction materials that may prove the actual existence of the event related to the payment);

(4)  Other materials required to be provided by Party B.

9.    If the amount of a single payment (disbursement) does not conform to any of the circumstances listed in subparagraph 8 of this article, Party A shall provide Party B with the plan of use corresponding to the loan to be issued and other materials requested by Party B.

10.  The materials provided by Party A to Party B shall comply with following requirements:

(1)	legal, authentic, complete, accurate, valid;

(2)	blank;

(3)	blank;

(4)	Other requirements put forward by Party B.

11.  Miscellaneous conditions:

Blank

2.	Plan for fund use

The plan for fund use is determined in line with the following method (3):

(1)	Plan for fund use as follows:

	1. Mm/dd/yy,	amount________;

	2. Mm/dd/yy,	amount________;	[stamp:] This column is left blank

	3. Mm/dd/yy,	amount________;

	4. Mm/dd/yy,	amount________;

	5. Mm/dd/yy,	amount________;	[stamp:] This column is left blank

	6. Mm/dd/yy,	amount________;

(2)	Plan for fund use as follows:

	1. Mm/dd/yy,	amount________;

	2. Mm/dd/yy,	amount________;	[stamp:] This column is left blank

	3. Mm/dd/yy,	amount________;

	4. Mm/dd/yy,	amount________;

	5. Mm/dd/yy,	amount________;	[stamp:] This column is left blank

	6. Mm/dd/yy,	amount________;

(3)  Apply for use of the funds at any time in light of the actual requirement of the project.

3.    Party A shall use the funds in line with the plan for fund use agreed in paragraph 2; unless agreed by Party B in writing, Party A may not advance, delay, split or cancel the fund use.

Party A shall pay the loan commitment fee to Party B in line with the following provision:

Blank

The calculation formula for the loan commitment fee:

Blank

The loan commitment fee shall be paid by Blank [either of the following two items: (1) month (2) quarter]; Party A shall at latest pay the loan commitment fee for the previous Blank [either of the following two items: (1) month (2) quarter] within Blank working days at the start of each Blank [either of the following two items: (1) month (2) quarter].

(2)  If Party A uses the fund by installments, the expiry date of the loan period shall still be determined in line with the provision of Article 3 hereof.

(3)  Entrusted payment by Party B

1.    As long as the single payment conforms to any of the circumstances listed in paragraph 1 subparagraph 8 of this article, Party A shall entrust Party B to pay the loan to the transaction counterparty of Party A. Party A may not pay directly the above loan to the transaction counterparty.

2.    Under the mode of entrusted payment by Party B, Party B transfers the loan to the loan account, and then pays the loan directly from the loan account to the account of Party A’s transaction counterparty. Party A may not dispose of the loan by any means (including but not limited to transfer or disbursement).

3.    Party A shall conduct a formal examination on the payment amount, time, object, method and the handling account in line with the materials provided by Party A. If Party B considers the above payment elements meet its requirements after the formal examination, Party B may pay the loan to Party A’s transaction counterparty.

4.    The formal examination of the above payment elements by Party B does not mean that Party B confirms the authenticity and legality as well as compliance of the transaction, nor that Party B intervenes in the dispute between Part A and its transaction counterparty or the third party, or needs to assume the responsibilities and obligations of Party A. For all losses suffered by Party B due the act of the entrusted payment, Party A shall pay compensations.

5.    Under the mode of entrusted payment by Party B, if the loan fund is unable to be paid successfully to the account of Party A’s transaction counterparty as a result of the wrong information provided by Party A or other causes, it shall be handled in line with following provisions:

For all consequences incurred, including but not limited to all losses arising from unsuccessful payment of the loan fund or failure to pay timely to the account of Party A’s transaction counterparty, Party A shall pay compensations;

Party A may not dispose of the above part of the loan fund in any way (including but not limited to transfer, withdrawal);

Party A is liable to refurnish materials or modify the materials as required by Party B within two working days.

6.    Any risk, responsibility or loss related to freezing or deduction or transfer of the loan fund by the competent authority after entry into the loan account shall be assumed by Party A. Party A shall compensate the losses of Party B as a result.

(6) Any risk, responsibility or loss related to freezing or deduction or transfer of the loan fund by the competent authority after entry into the loan account shall be assumed by Party A. Party A shall compensate the losses of Party B as a result.

Article 6. Use and supervision of the account

1.	Loan account

The loan account hereunder shall be determined in line with the following method (2):

(1)  Within blank working days following the effective date of this contract and before the first issuance of the loan, Party A shall open a special loan account at Party B, which is used solely for the issuance and payment of all borrowings under this contract.

(2)  Other account opened by Party A at Party B (account No.: 34050148880800001935

2.	Repayment reserve account

Within one working day following the effective date of this contract, Party A shall open a repayment reserve account at Party B, or use the existing account opened at Party B (account No.: 34050148880800001935) as the repayment reserve account. The repayment reserve account shall satisfy following requirements:

(1)  The income cash flow of the project or Party A (including but not limited to project income, other operating incomes of Part A, additional investments by Party A’s shareholders) shall be transferred to this account in line with the following proportion: 50%.

(2) The average capital stock in the account shall meet following requirements:
Blank;

_____;

_____.

(3)  Party A shall ensure that the account balance is not lower than the amount payable for the current period on the previous working day of each principal repayment day/ or interest payment day;

(4)  Without the consent of Party B, Party A may not dispose of the fund in the repayment reserve account by any means (including but not limited to transfer, disbursement).

3. Party A has rights to supervise the following account opened by Party A at Party B:

(1) Account No.: 34050148880800001935;

(2) Account No.: 34050148880800001936;

The supervision measures taken by Party B include but are not limited to:

(1)  Party B has rights to take various measures to track the capital flows of the account, and Party A shall cooperate unconditionally and provide conveniences (including but not limited to capital statement of the account opened at other financial institutions as required by Party B);

Without the consent of Party B, Party A may not dispose of the fund in any of the above accounts by any means (including but not limited to transfer, disbursement).

Article 7. Repayment

1.	Principle of repayment

The repayment by Party A under this contract shall be made in line with following principles:

Party B has rights to use the repayment of Party A firstly to pay various fees that should be assumed by Party A but have been paid upfront by Party B as greed herein, and to pay the costs for Party B to realize the creditor’s right; the remaining amount will be repaid in line with the principle of first repayment of the interest and then principal, and repayment of the principal and interest in one lump sum on the expiry date. However, for the loan where the principal is overdue for 90 days and still unpaid, loan where the interests are overdue for 90 days and still unpaid or loans provided for otherwise by regulations or rules, Party A shall make repayments in line with the principle of first repayment of the interest and then principal after having paid back the above fees.

2.	Payment of interests

Party A shall pay Party B the due interests on the day of interest settlement. The first payment of interests falls on the first interest settlement day after the issuance of the loan. The principal and the interest shall be paid all in one lump sum upon repayment for the last time.

3.	Schedule for repayment of principal

The schedule for repayment of principal is determined according to the following method (1):

(1)	Schedule for repayment of principal as follows:

1.	March 5, 2022, amount RMB 15 million;

2.	September 5, 2022, amount RMB 15 million;

3.	March 5, 2023, amount RMB 15 million;

4.	September 5, 2023, amount RMB 15 million;

5.	March 5, 2024, amount RMB 15 million;

6.	September 5, 2024, amount RMB 25 million;

7.	March 5, 2025, amount RMB 25 million;

8.	September 5, 2025, amount RMB 25 million;

9.	March 5, 2026, amount RMB 25 million;

10.	September 30, 2026, amount RMB 25 million;

(2)	This column is left blank

4.	Method of repayment

Party A shall prepare a sufficient amount that is payable for the current period in the repayment reserve account or other account opened by Party B prior to the date of repayment agreed in this contract, and transfer the fund voluntarily to repay the loan (Party B also has rights to deduct the fund from the account to repay the loan), or transfer funds from other accounts to repay the loan on the repayment date agreed herein.

5.	Advanced repayment

For advanced repayment of the principal, Party A shall submit a written application to Party B twelve working days in advance, and may repay the principal in whole or in part at an earlier time.

For advanced repayment of the principal by Party A, the interest shall be calculated based on the actual number of days of fund use and the loan interest rate agreed herein.

If Party B agrees Party A to repay the principal in advance, Party B has rights to collect compensation from Party A, the amount of which shall be determined in line with the following standard (2):

1.    Amount of compensation = amount of principal repaid in advance x number of months advanced x 0.1%; the period less than one month shall be counted as one month;

2.    This column is left blank.

If Party A makes repayments by installments, and repays partial principal at an earlier time, the repayment will follow an inverse order of the plan of repayment. After the advanced repayment, the amount that has not been made shall be subject to a loan interest rate as agreed in this contract.

Article 8. Rights and obligations of Party A

1.	Rights of Party A

(1)  Having rights to request Party B to issue the loan as stipulated in the contract;

(2)  Having rights to use the loan in line with the purpose of use agreed in this contract;

(3)  If in compliance with the conditions specified by Party B, having rights to apply for extension of the loan to Party B.

(4)  Having rights to request Party B to keep confidential the relevant financial materials provided by Party A and commercial secrets about the production and operation, unless otherwise stipulated by laws and rules, required by the competent authority or agreed by both parties;

(5)  Having rights to reject the collection of bribes by Party B and its staff, and regarding the above acts or Party B’s acts in violation of national laws and regulations about credit loan interest rate and service charges, having rights to report to the relevant department.

2.	Obligations of Party A

(1)  Party A shall withdraw the fund and repay in full the principal and interests of the loan in accordance with the provisions of this contract, and assume various fees agreed herein;

(2)  Party A shall, as requested by Party B, provide relevant financial and accounting materials, production and operation materials and other materials, including but not limited to providing Party B with the balance sheet of the end of the quarter, profit and loss statement as of the end of the quarter (income and expenditure statement for public institutions) within thirty-five working days at the end of each quarter, and provide in a timely manner the current-year cash-flow statement at the end of the year, and ensure that the materials provided are legal, authentic, complete, accurate and valid, and that no false materials are provided nor major operation or financial facts concealed;

(3)  If Party A has any major adverse event that affects its debt-paying capability or other circumstances endangering the creditor’s right of Party B, or changes the industrial and commercial registration items such as name, legal representative (person in charge), domicile, scope of business, registered capital or company (enterprise) articles of association, Party A shall notify Party B in writing within three days, and attach relevant materials after change.

(4)  Party A shall use the loan for the purposes agreed in this contract, and may not squeeze, misappropriate or use the bank loan for transactions in violation of laws or regulations; shall cooperate and receive the inspection and supervision by Party B on its product and operation, financial activities, and use of the loan under this contract; may not illegally withdraw the funds, transfer the capital or use connected transactions to evade the debt of Party B; may not use the false contract with the connected party to discount or pledge the notes receivable without the actual transaction background or the accounts receivable or other creditor’s rights so as to elicit capital or credit authorization from the bank.

(5)  If Party A uses the loan under this contract for production, manufacturing and engineering construction, Party A shall comply with the national provisions about environmental protection.

(6)  Prior to full repayment of the loan principal and interest of Party B, Party A may not provide guarantee for a third person with the asset formed with the loan hereunder without the consent of Party B.

(7)  Party A, if as group client, shall inform Party B in time of the connected transaction of the above 10% of Party A’s net asset, including, (1) connected relationship of various transaction parties; (2) transaction item and nature; (3) amount or corresponding percentage of the transaction; (4) pricing policy (including the transaction having no amount or only having a symbolic amount);

(8)  Party A shall ensure that the proposed project is approved by the relevant governmental authority and does not have any circumstance in violation of laws or regulations, and that the capital or other raised funds are in place in full in line with the time and percentage specified; Party A shall ensure that the project capital proportional to the loan is in place in full and used in combination with the loan, and that the project is completed in line with the schedule.

(9)  Prior to merger, split, stock transfer, outward investment, substantial increase of debt and financing and other major events, Party A shall obtain the written consent of Party B. However, the written consent of Party B does not affect Party B’s right to take remedial measures agreed in this contract when Party B considers that the above act may jeopardize the security of its creditor’s rights.

(10) Party A shall, by a period of quarter [select either of the following: (1) month (2) quarter], report to Party B in summary the payment of loan on a regular basis. Party A may not at latest report to Party B in summary the payment of loan for the previous quarter [select either of the following: (1) month (2) quarter] within ten working days at the start of each quarter [select either of the following: (1) month (2) quarter].

(11) Party A shall coordinate and cooperate with Party B’s inspection and supervision of the production, operation and financial activities of the project sponsor and the project construction and operation conditions, and request the project sponsor to cooperate with the above inspection and supervision by Party B.

Article 9. Rights and obligations of Party B

1.    Party B may request Party A to repay the loan principal, interest and fees as scheduled, manage and control the payment of the loan fund, monitor dynamically the income cash flow of the project and the overall cash flow of Party A, and exercise other rights agreed in this contract, as well as request Party A to fulfill its other obligations under this contract;

2.    Party B shall issue the loan as specified in this contract, except the delay due to the cause of Party A or other causes that cannot be attributed to Party B;

3.    Party B shall keep confidential the relevant financial materials and business secrets about the production and operation provided by Party A, unless otherwise stipulated by laws, regulations and rules, or otherwise required by the competent authority or otherwise agreed by both parties;

4.    Party B may not provide bribes to Party A and its staff, or collect and receive bribes;

5.    Party B may not have any dishonest act or act detrimental to the legal interests of Party A.

Article 10. Default responsibilities and remedial measures in case of circumstances endangering Party B’s creditor’s right

1.	Default circumstances and default responsibilities of Party B

(1)  If Party B fails to issue the loan as stipulated in this contract without a reasonable cause, Party A may require Party B to continue issuing the loan in line with the stipulations hereof;

(2)  If Party B charges any unjustified interest or fee from Party B in violation of the prohibitory provisions of national laws and regulations, Party A may require Party B to issue a refund.

2.	Default circumstances of Party B

(1)  Party A violates any provision of this contract or any statutory obligation;

(2)  Party A indicates expressly or indicates by its act that it would not fulfill any obligation under this contract.

3.	Circumstances that may endanger the creditor right of Party B

(1)  Any of the following circumstances that Party B deems may jeopardize the security of the creditor’s right under this contract: Party A has contracting, trusteeship (takeover), leasing, reform through shareholding system, decrease of registered capital, investment, joint operation, combination, merger, acquisition and reconstruction, split, joint venture, equity transfer, financing by substantial increase of debt, (subject to) application for suspension of business for rectification, application for dissolution, subject to revocation, (subject to) application for bankruptcy, change of the controlling shareholder/actual controller, or major asset transfer, suspension of production, out of business, high penalty imposed by the competent authority, canceled registration, business license revoked, involvement in major legal dispute, production and operation with severe difficulty or deteriorated financial conditions, decline of credit status, or legal representative or main person-in charge unable to fulfill the duties normally;

(2)  Any of the following circumstances that Party B deems may jeopardize the security of the creditor’s right under this contract: Party A fails to fulfill other due debts (including the due debts to institutions at various branches of China Construction Bank or other third party), transfers the property at a low price or gratis, reduces the debt of the third party, fails to exercise the creditor’s right or other rights, or provides guarantee for the third party; the financial indicators of Party A fail to continuously satisfy the requirements of attachment 2, “Restrictive terms on financial indicators”; Party A fails to pay the loan fund as agreed in this contract, or evades the entrusted payment of Party B by breaking the whole into parts; the progress of the project lags behind the schedule of fund use; the capital in any account of Party A (including but not limited to the repayment reserve account and other accounts supervised by Party B) has any abnormal fluctuation.

(3)  The shareholder of Party A abuses the independent status of the company legal person or the limited responsibility of a shareholder to evade debts, which Party B considers may endanger the security of the creditor’s right under this contract;

(4)  Any precondition for issuance of the loan specified herein is not satisfied continuously;

(5)  The guarantor has any of the following circumstances that Party B deems may endanger the security of the creditor’s right under this contract:

1.    The guarantor violates any provision of the guarantee contract, or the matter stated and guaranteed has any false, wrong or omitted information;

2.   Occurrence of contracting, trusteeship (takeover), leasing, reform through shareholding system, decrease of registered capital, investment, joint operation, combination, merger, acquisition and reconstruction, split, joint venture, equity transfer, financing by substantial increase of debt, (subject to) application for suspension of business for rectification, application for dissolution, subject to revocation, (subject to) application for bankruptcy, change of the controlling shareholder/actual controller, or major asset transfer, suspension of production, out of business, high penalty imposed by the competent authority, canceled registration, business license revoked, involvement in major legal dispute, production and operation with severe difficulty or deteriorated financial conditions, decline of credit status, or legal representative or main person in charge unable to fulfill the duties normally, which may affect the capability of the guarantor to perform the guarantee;

3.    Other circumstances resulting in loss or possible loss of the guarantee capability:

(6)  Any of following circumstances about the mortgage or pledge that Party B deems may jeopardize the security of the creditor’s right under this contract:

1.    Damage, loss or depreciation of the mortgaged or pledged property due to the act of a third person, national collection, confiscation, requisition, retrieval for free, demolition and relocation, change of market conditions, or any other cause;

2.    Sealing up, detention, freezing, deduction, lien, auction, supervision by administrative authority, or dispute about ownership with respect to the mortgaged or pledged property;

3.    The mortgagor or pledger violates any provision of the mortgage contract or pledge contract, and the matters guaranteed have any false, wrong or omitted information;

4.    Other circumstances that may jeopardize the realization of the mortgage right or pledge right Party B;

(7)  The guarantee is not established, not effective, invalid, canceled or dissolved, the guarantor breaches the agreement or indicates explicitly or indicates by its behavior that it is no longer fulfilling the guarantee responsibility, or the guarantor loses the guarantee capability in part or in whole, or there are other circumstances that the value of the collateral decreases, which in the opinion of Party B may endanger the security of the creditor’s right under this contract; or

(8)  Other circumstances that Party B deems may endanger the security of the creditor’s right under this contract.

4.    Remedial measures of Party B

In the event of any circumstance specified in paragraph 2 or paragraph 3 of this article, Party B has rights to exercise any following right or rights:

(1)  To stop issuing the loan;

(2)  Declaring that the loan expires immediately, and requiring Party A to repay the principal, interest and fees for the debts already expired or not expired under this contract right away;

(3)  If Party A fails to disburse the loan as specified in the contract, Party B may demand that Party A pay liquidated damages equivalent to blank % of the amount that has not been disbursed as stipulated, and prevent Party A from drawing on the remaining amount under this contract;

(4)  If Party A fails to use the loan for the purpose agreed in this contract, regarding the part misappropriated by Party B, interests and compound interests would be charged at the penalty interest rate by the method of interest settlement agreed herein for the period from the day of failure to use the loan for the purpose stipulated herein to the day of full repayment of the principal and interest;

(5)  In the event of overdue borrowing, for the principal borrowed and interest that Party A fails to pay back on time (including the principal borrowed and interest declared by Party B having expired at an earlier time in whole or in part), interests and compound interests would be charged at the penalty interest rate by the method of interest settlement agreed herein for the period from the expiry date to the day of full repayment of the principal and interest.

In the event of overdue loan, compound interests would be charged at the interest rate by the method of interest settlement agreed herein for the interest Party A fails to pay on time.

(6)  Other remedial measures, including but not limited to:

1.    to deduct the corresponding amount in RMB or other currencies from the account opened by Party A in the system of China Construction Bank, without giving notice in advance;

2.    to exercise the right of guarantee;

3.    to require Party A to provide new guarantees consistent with the requirements of Party B for all debts under this contract;

4.    to dissolve this contract.

Article 11. Miscellaneous terms

1.	Assumption of costs

(1)  Costs incurred due to Party A’s violation of any provision herein (including but not limited to the actual litigation fee, arbitration fee, property preservation fee, travel fee, execution fee, evaluation fee, auction fee, notarization fee, service fee, announcement fee, attorney fee and other costs incurred due to Party A’s violation of the agreement) shall be borne by Party A;

(2)  For other fees, Party A and Party B agree as follows:

This column is left blank

2.    Use of Party A’s information

Party A agrees that Party B may inquire about the credit status of Party B from the People’s Bank of China, and the credit database approved by the competent credit investigation department, or relevant unit and department, and agrees that Party B provides the information of Party A to the People’s Bank of China, and the credit database approved by the competent credit investigation department. Party A agrees that Party B may also use properly and disclose Party A’s information out of the need of the business.

3.    Collection by announcement

For the delayed repayment of the principal borrowed and interest or other default circumstances by Party A, Party B may report to the relevant department or unit, and may urge repayment by announcement on the news media.

4.    Evidentiary effect of Party B

Unless there is reliable and proven evidence to the contrary, the internal financial records of Party B about the principal, interest and repayment records, the documents and vouchers generated during the business processes of withdrawal, repayment and payment of interests by Party B which have been prepared or saved by Party B, and the records and vouchers about collection of repayment of the loan by Party B shall constitute proven evidences that may effectively demonstrate the debtor-creditor relationship between Party A and Party B. Party A may not raise an objection solely on the ground that the above records, documentations, documents or vouchers are unilaterally prepared or saved by Party B.

5.    Reservation of right

The rights of Party B hereunder do not affect or exclude any right that Party B is entitled to in line with the laws, regulations and other contracts. Any tolerance, grace, preference or delayed exercise of any right hereunder to the default or procrastination act shall not be deemed as a waiver of the rights and interests hereunder, nor as permission or recognition of any act in violation of this contract, and also shall not restrict, prohibit or hinder the continuous execution of such rights, or execution of its any other rights, and shall not cause Party B to assume obligations or responsibilities to Party A as a result.

6.    Except the debt hereunder, if Party A still has other matured debts to Party B, Party B may deduct the fund in RMB or other currency in the account opened in China Construction Bank system to firstly pay off any matured debt, and Party A agrees without any objection.

7.    In case of any change of the correspondence address or contact method of Party A, a written notice shall be given to Party B immediately, and any loss incurred due to failed timely notification shall be assumed by Party A.

8.    Deduction of the amount receivable

For all amounts payable by Party A under this contract, Party B may deduct the corresponding amount in RMB or other currencies from the account opened by Party A in the China Construction Bank system, and does not need to notify Party A in advance. If there is a need to go through the procedures for the settlement and sale of exchange or transaction of foreign exchanges, Party A is liable to assist Party B, with the exchange rate risks borne by Party A.

9.    Method for settlement of dispute

Any dispute arising from the implementation of this contract may be solved through negotiation; if no consensus is reached through negotiation, the dispute may be solved in line with method (1):

(1)   to file a lawsuit to the people’s court at the place where the domicile of Party B is located.

(2)  to submit the dispute to blank arbitration committee (place of arbitration: blank) for arbitration in line with the current effective arbitration rules at the time of application for arbitration. The ruling of the arbitration is final and binding on both parties.

During the period of lawsuit or arbitration, the terms not in dispute in this contract shall continue to be implemented.

10.  Conditions for the contract to take effect

This effect enters into effect after signature and affixation with the official seal by Party A’s legal representative (person in charge) or authorized agent, and signature and affixation with the official seal by Party B’s person-in-charge or authorized agent.

11.  This contract is executed in triplicate.

12.  Other matters agreed

(1)  Party A and Party B agree with the following provisions regarding the address for service of the various notices, agreements and documents about this contract, and legal consequences:

1.    Address of service

(1)  The service address confirmed effective by Party A:

R1606, Building F3, Innovative Industrial Park Phase II, No.2800, Chuangxin Avenue, High- tech Development District, Hefei

(2) The service address confirmed effective by Party B:

Liyuan Building E, No.398, Huanhu Road East, Shushan District, Hefei City

2.    Scope of application of the service address

The above service address applies to the service of various notices, agreements and documents related to this contract, including but not limited to the service of various notices, agreements and other documents during the period of performance of the contract, and service of relevant files and legal instruments upon occurrence of disputes about the contract, as well as service of relevant files during the first instance, second instance, retrial and execution proceedings and other proceedings after the dispute enters the arbitration or civil litigation procedure.

3.    Change of the service address

(1)  If Party A needs to change the service address, Party A shall notify Party B in writing ten working days in advance, and the written notice shall be delivered the service address of Party B;

(2)  If Party B needs to change the service address, Party B shall notify Party A by mail.

(3)  If either party changes the address in the arbitration or civil lawsuit, the party shall also notify in writing the arbitration institution and the court.

(4)  If either party fulfills the obligation of notification about the change of address in line with the above provision, the changed service address shall be deemed effective, otherwise the service address having been confirmed previously shall remain valid.

4.    Legal consequences

(1)  If either party provides or confirms an inaccurate service address, or fails to fulfill the notification obligation in a timely manner in line with the aforementioned method after alteration of the service address, and the party or its designated receiver refuses to sign to acknowledge the receipt, causing the notice, agreement, legal instrument and various documents to be unable to be received actually by that party or served by mail, the day of return of the document shall be deemed as the date of service; for direct service, the day when the server indicates the circumstance on the return receipt of service on site shall be deemed as the date of service.

(2)  The arbitration institute and court may deliver the document by direct mail to the above service address and arbitration institute; even if the party concerned fails to receive the document mailed by the arbitration institute or court, it shall also be deemed having been served due to the above provision.

2.    (1)  The prices and fees excluded in price under this contract refer to prices including the value added tax, unless otherwise stipulated by parties concerned.

(2)  Invoice

2.1  Party B will issue the invoice in line with the following provision (1):

(1)  If Party A puts forward the requirement for issuance of the invoice, Party B shall issue the value added tax invoice for the current payment amount in line with laws after receiving the amount paid by Party A.

(2)  Other provisions: this column is left blank

2.2  Invoice information provided by Party A

Company name (full name): Hefei Photronics Co., Ltd.

Taxpayer identification No.: 91340100MA2PEQYY5T

Bank account: 1302049809201778828

Opening bank: China Industrial and Commercial Bank Corporation Hefei Keji branch

Address: R1606, Building F3, Innovative Industrial Park Phase II, No.2800, Chuangxin Avenue,

High-tech Development District, Hefei

Tel: 0551-65126615

2.3  If the invoice needs to be canceled or a red-letter invoice is issued, Party A shall provide timely assistance in line with the requirements of Party B. If an invoice cannot be canceled or a red-letter invoice cannot be issued due to the cause of Party A, Party A shall compensate all losses of Party B, including but not limited to the tax, surcharge, penalty or overdue fine.

(3)  If Party A is an institute outside the territory of the People’s Republic of China, and the price and fees excluded in the price under this contract are entitled to tax preferences and need to go through tax filing in line with the laws, regulations, rules or relevant provisions of the related department; Party A shall provide adequate, accurate value-added tax preference filing materials to Party B in line with the requirement of Party B to assist Party B completing the taxation filing.”

3.    Due to the deterioration of the credit status of Party A, including but not limited to occurrence of default situations by Party A as agreed herein, and occurrence of circumstances that may endanger the creditor’s right of Party B, Party A may, without giving an advanced notice, unilaterally adjust or revoke the relevant credit ceiling, and may unilaterally adjust the amount issued or refuse to issue the loan. Party A promises not to raise any objection regarding the above arrangement.

Article 12. Recital clauses

1.    Party A is fully aware of the business scope and authorization and privilege of Party B.

2.    Party A has read all terms of this contract. On the request of Party A, Party B has explained the corresponding terms of this contract. Party A has completely understood and fully comprehended the contents of the terms herein and the corresponding legal consequences.

3.   The signing by Party A and fulfillment of the obligations hereunder conform to the provisions of laws, administrative regulations, rules and Party A’s articles of association or internal organization documents, and Party A has obtained the approval of the internal competent institution of the company and/or the national competent authority.

4.    Party A complies with the national requirements on the eligibility of the investment entity of the project and business qualification;

5.    The project conforms to the relevant national policies about the industry, land, environmental protection and investment management, and Party A has gone through the legal management procedure of the project as required;

6.    The investment project of Party A conforms to the national provisions related to the investment project capital system;

7.    Party A and its controlling shareholder have good credit status, without major adverse records.

8.    Party A states that at the time of execution of this contract, Party A and its major connected party in China do not have any act or circumstance in violation of the environmental and social risk management laws, regulations and rules, and promise to strengthen the environmental and social risk management of its own and its major connected party in China after the execution of this contract, strictly abide aby laws, regulations and rules about environmental and social risk management, and put an end to any hazard and relevant risks to the environment and society in the construction, production and operation activities (including but not limited to energy consumption, pollution, land, health, safety, resettlement of immigrants, ecological protection, energy conservation and emission reduction, climate change and other environmental and social problems). Party A acknowledge that Party B has rights to supervise the environmental and social risk management situation of Party A, and may require Party A to submit the environmental and social risks report. If Party A makes false statements or fails to fulfill the above promises, or Party A may cause environmental or social risks, Party B has rights to suspend granting the credit to Party A (including but not limited to refuse issuing the loan, providing financing, issuing the letter of guarantee or letter of credit or bank acceptance bill), or declare that the principal and interest of the creditor’s right (including but not limited to loan, financing, advanced payment that has or may be effected) expire at an earlier time, or take other remedial measures agreed herein or permitted by laws.

[seal]

Party A (official seal):

[seal of Hefei Photronics Co., Ltd.]

Legal representative (person in charge) or authorized agent (signature):
October 1, 2020

Party B (official seal):
[seal of China Construction Bank Corporation Hefei Shushan Branch]

Person-in-charge or authorized agent (signature): [signature:] Xu Jun
October 1, 2020

Attachment 1:

Basic information about the project and loan

1.	Project name: Hefei Photronics Co., Ltd., 10.5 generation plant new project

2.	Total investment of the project:

USD (amount in words) one hundred fifty-five million; unless an explicit written evidentiary document is provided by Party A and acknowledged by Party B, Party A may not claim an increase of the total investment amount of the project.

3.	Location of the project: Hefei

4.	Construction and operation period of the project:

Construction period of one year, and operation for a long term.

5.	Specific purpose of use of the loan under this contract:

For Hefei Photronics Co., Ltd., 10.5 generation plant new project

6.	Sources of repayment of the loan under this contract:

(1)  The sources of repayment of the loan under this contract: operating income of the project, and other incomes and raised funds of Party A;

(2)  Party A shall use the above sources of repayment to repay the loan under this contract in line with the following provision (time, frequency, method etc.):

Make repayments in line with the plan agreed herein.

Party A shall ensure the sources of repayment are true and that the cash flow for repayment is stable and sufficient.

7.	Miscellaneous:

Attachment 2:

Restrictive terms on financial indicators

The financial indicators of Party A shall continuously satisfy the following restrictions:

1. Asset-liability ratio (total liability/total asset) no higher than 85%;

2. Flow ratio (current asset/current liability) no lower than 0.5;

3. No additional contingent liability.

After notifying Party A blank working days in advance, Party B may revise the above restrictions.